Exhibit 23.1

Your Vision Our Focus

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 25, 2024, except for Note 2, as to which the date is August 15, 2024, relating to the consolidated financial statements of COEPTIS THERAPEUTICS HOLDINGS, INC. (the “Company”) as of and for the years ended December 31, 2023, and 2022, in this Registration Statement on Form S-1 (the “Registration Statement”) which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

January 10, 2025

Turner, Stone & Company, L.L.P.
Accountants and Consultants

12700 Park Central Drive, Suite 1400
Dallas, Texas, 75251
Telephone: 972-239-1660/Facsimile: 972-219-1665 Toll Free: 877-853-4195 Web site: turnerstone.com